Exhibit 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO POWERCOLD CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 615,000 Shares of Common Stock of
PowerCold Corporation
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. LMF-0001	Issue Date: July 29, 2004

POWERCOLD CORPORATION, a corporation organized under the laws of the State of Nevada PowerCold Corporation (“PowerCold Corporation”), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business July 29, 2007 (the "Expiration Date"), up to 615,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.001 par value per share, at the applicable Exercise Price per share (as defined below).  The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

The term "Company" shall include PowerCold Corporation and any corporation which shall succeed, or assume the obligations of, PowerCold Corporation  hereunder.

(b)

The term "Common Stock" includes (i) the Company's Common Stock, par value $0.001per share; and (ii) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)

The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d)

The "Exercise Price" applicable under this Warrant shall be as follows:

(i)

a price of $2.63,150% of the average closing price of  Common Stock for the twenty two (22)  trading days immediately prior to the date hereof for the  first 300,000 shares acquired hereunder; and

(ii)

a price of $3.07, 175% of the average closing price of  Common Stock for the twenty two (22)  trading days immediately prior to the date hereoffor any additional shares acquired hereunder.

1.

Exercise of Warrant.

1.1

Number of Shares Issuable upon Exercise.  From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2

Fair Market Value.  For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a)

If the Company's Common Stock is traded on the American Stock Exchange or  another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.("Nasdaq"), NASDAQ Over The Counter Bulletin Board (NASD OTC:BB) then the mean of the average of the closing bid and asked   sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)

Except as provided in clause (c) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(c)

If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then Fair Market Value shall be all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter (assuming for the purposes of this clause (c) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date).

1.3

Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.4

Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.

Procedure for Exercise.

2.1

Delivery of Stock Certificates, Etc., on Exercise.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3.

Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1

Reorganization, Consolidation, Merger, Etc.  In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2

Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder on the exercise hereof as provided herein, the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant pursuant to Section 3.1 (assuming exercise), or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder of the Warrant (the “Trustee”).

3.3

Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer or dissolution following any transfer referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.  In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holders of the Warrant will be delivered to Holder or the Trustee as contemplated by Section 3.2.

4.

Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide into a greater or consolidated into a lesser number of its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4.  The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased or decreased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.

Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer, the Company’s certified public accountants,  or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant.  The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6.

Reservation of Stock, Etc., Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

7.

Assignment; Exchange of Warrant.  This Warrant, and the rights evidenced hereby, may not be transferred by any registered holder hereof (a "Transferor") in whole or in part unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “1933 Act”), is available and the Holder has complied with the requirements set forth in the form annexed hereto..  On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form"), compliance with the requirements set forth in the Transferor Endorsement Form, and such evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, and with payment by the Transferor of any applicable transfer taxes, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.

Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.

Registration Rights.  The Holder of this Warrant has been granted certain registration rights by the Company.  These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Purchaser dated as of even date of this Warrant.

10.

Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date.  For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under the Note which has a Material Adverse Effect.

11.

Warrant Agent.  The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.

Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.

Notices, Etc.  All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

14.

Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws..  In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

(a)

Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Holder and Company (including for purposes of arbitration, partners, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating  or deriving from the Warrants, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion or any foreign laws, shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of New York Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Tthe prevailing party on any action to enforce rights hereunder shall be entitled, in addition to any court awarded damages, their costs and reasonable attorney's fees, whether at arbitration, or on appeal.

.

15.

COMPLIANCE WITH THE 1933 ACT .

(a)

Neither this Warrant nor the Common Stock issuable upon exercise thereof have been registered under the 1933 Act or under the laws of any state of the United States. This Warrant or the Common Stock or any other security issued or issuable upon exercise of this Note, may not be sold, transferred or otherwise disposed of unless registered under the 1933 or pursuant to an exemption from the registration requirements of the 1933 Act and all applicable state securities laws.

(b)

By accepting this Warrant, the Holder hereby represents and warrants to the Company: that this Warrant and the Common Stock to be issued herein, have not been approved or disapproved by the United States Securities and Exchange Commission, the State of Nevada, any other state securities agencies, or foreign jurisdictions and that it’s representations and warranties to the Company as set forth in the Securities Purchase Agreement are true and correct on the date hereof.

(c)

The rights of this Warrant may only be exercised by or on behalf of a Holder who, at the time of exercise, either:

(i)

Provides written confirmation that the undersigned was the original Purchaser (the “Initial Purchaser”) under which the Warrant was issued and the representations and warranties made to the Company in the Securities Purchase Agreement executed and delivered in connection with the acquisition of the Warrant remain true and correct on the Exercise Date; or

(ii)

Provides a written opinion of counsel, in a form and from counsel reasonably acceptable to the Company, that the Common Stock to be delivered upon exercise of the Warrant is exempt from such registration requirements, the 1933 Act, the securities laws of all applicable states of the United States, and any relevant foreign jurisdictions.

16.

Holder’s Status. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

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SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

PowerCold Corporation

WITNESS:
/s/ Anthony Capasso	By:	/s/ Joseph C. Cahill
	Name:	Joseph C. Cahill
	Title:	Secretary

EXHIBIT A

FORM OF SUBSCRIPTION
(To Be Signed Only On Exercise Of Warrant)

TO:

PowerCold Corporation

Attention:

Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

________ shares of the Common Stock covered by such Warrant

In connection with the exercise of the warrant certificate, the undersigned represents that (i) it was the original Purchaser in the Company’s placement in which the Warrants were issued, (ii) it is an Accredited Investor and (iii) the representations and warranties made to the Company in connection with the acquisition of securities remain true and correct on the date of this subscription form.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

$__________ in lawful money of the United States; and/or

the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________ whose address is ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of PowerCold Corporation  into which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of PowerCold Corporation  with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

The undersigned is delivering a written opinion of counsel to the effect that the Warrants and the Common Stock to be delivered upon exercise hereof are exempt from registration requirements of United States Securities Act of 1933 as amended (the “US Securities Act”).

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:

(Name)
ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)